Execution Copy


                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     The EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of July 24, 2000, by and between Prime Retail, Inc., a Maryland corporation ("Prime"), and the sole general partner of Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), and Glenn D. Reschke (the "Executive"), as amended by the first Amendment thereto, effective June 6, 2002, is further amended by this Second Amendment, effective August 12, 2002 in the following respects:

        1. Section 2, "Term," of the Agreement is hereby deleted in its entirety and replaced with the following:

                2. Term. Unless earlier terminated in accordance with the terms of this Agreement, the term of this Agreement shall be a period commencing on June 6, 2002 and ending on December 31, 2005. On December 31, 2005, and each succeeding anniversary of such date, the Term of this Agreement shall automatically be extended for an additional one year period unless, not later than one hundred eighty (180) days prior to December 31, 2005, or any anniversary of such date, either party to this Agreement gives notice to the other that the Term of this Agreement shall not be extended or further extended beyond its then automatically extended Term.

        2. Subpart (B) of Section 4(a)(1) is hereby deleted in its entirety and replaced with the following:

                (B)     a  termination  payment in an amount equal to the sum of
                (x) one (1) times the amount of the Base Salary then applicable, plus (y) one (1) times the average of the amounts payable to the Executive pursuant to the provisions of Section 3(b) hereof (which section excludes awards received pursuant to the Prime Retail, Inc. 2002 Long-Term Incentive Plan) for the two
                (2) calendar years immediately preceding the calendar year in which the effective date of the termination of this Agreement occurs (the sum of the amounts determined by adding subsection
                (x) and (y) is in the aggregate hereinafter referred to as the "Normal Termination Payment"), and the Normal Termination
                Payment shall be payable within thirty (30) days of the effective date of termination;

        3. The following subpart (G) is hereby added to Sections 4(a)(1), 4(a)(2), and 4(a)(4) of the Agreement:

                (G) all vested but undistributed awards under the Prime Retail, Inc. 2002 Long-Term Incentive Plan, payable to Executive in accordance with the provisions of that plan.

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        4.      The following subpart (H) is hereby  added to Section 4(b)(1) of the Agreement:

                (H) all vested but undistributed awards under the Prime Retail, Inc. 2002 Long-Term Incentive Plan, payable to Executive in accordance with the provisions of that plan.

        5. The following subpart (G) is hereby added to Section 4(b)(2) of the Agreement:

                (G) all vested but undistributed awards under the Prime Retail, Inc. 2002 Long-Term Incentive Plan, payable to Executive in accordance with the provisions of that plan.

        6. The following sentence is hereby added at the end of Section 4(c), "Death":

                In addition, the Executive's estate shall be entitled to receive all vested but undistributed awards under the Prime Retail, Inc. 2002 Long-Term Incentive Plan, payable to the estate in accordance with the provisions of that plan.

        7. Subpart (B) of Section 4(e), "Termination Following a Change of Control," is hereby deleted in its entirety and replaced with the following:

                (B) a termination payment in an amount equal to $1,600,000, payable within thirty (30) days of the effective date of termination; provided, however, that if Executive has received a milestone bonus under the Prime Retail, Inc. 2002 Long-Term Incentive Plan the vesting of which was accelerated pursuant to Section 5.3(a)(iv) thereof but the amount of which was not reduced pursuant to the last sentence of Section 5.4 thereof (the "Change of Control Accelerated Award"), the termination payment described in this subpart (B) shall be reduced by the amount that such Change of Control Accelerated Award would have been reduced pursuant to the last sentence of Section 5.4 of the Prime Retail, Inc. 2002 Long-Term Incentive Plan had the termination payment been due and owing under this Section 4(e) at the time the Change of Control Accelerated Award was distributed to Executive;

        8. Subpart (B) of Section 4(e)(I) is hereby deleted in its entirety and replaced with the following:

                (B) a termination payment in an amount equal to two times the sum of (x) Executive's then current Base Salary and (y) a bonus payment equal to 100% of the average annual bonus paid to Executive for the two most recent calendar years in which he received a bonus, or if no such bonus payments were paid to Executive, a bonus payment equal to fifty percent (50%) of his then current Base Salary; provided, however, that if Executive has received a milestone bonus under the Prime Retail, Inc.
                2002 Long-Term Incentive Plan the vesting of which was accelerated pursuant to Section 5.3(a)(iv) thereof but the amount of which was not reduced pursuant to the last sentence of Section 5.4 thereof (the "Change of Control Accelerated Award"), the termination payment described in this subpart (B) shall be reduced by the amount that such Change of Control Accelerated Award would have been reduced pursuant to the last sentence of Section 5.4 of the Prime Retail, Inc. 2002 Long-Term Incentive Plan had the termination payment been due and owing under this Section 4(e)(I) at the time the Change of Control Accelerated Award was distributed to Executive;

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        9.      This Amendment may be executed in one or more counterparts which taken together shall constitute one and the same instrument.


EXECUTIVE:

/s/ Glenn D. Reschke
------------------------------
         Glenn D. Reschke


PRIME RETAIL, INC., a Maryland            PRIME RETAIL, L.P., a Delaware limited
corporation                               partnership



By:    /s/ Robert A. Brvenik              By:     Prime Retail, Inc.
       ---------------------
Name:  ROBERT A. BRVENIK                  Its:    Sole General Partner
Title: PRESIDENT                          By:     /s/ Robert A. Brvenik
                                                  ----------------------
                                          Name:   ROBERT A. BRVENIK
                                          Title:  PRESIDENT